UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

SHARPS TECHNOLOGY, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

SHARPS TECHNOLOGY, INC.

105 Maxess Road, Ste. 124

Melville, NY 11747

Telephone: (631) 574-4436

NOTICE OF 2024 SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD OCTOBER 7, 2024

10:00 A.M. EASTERN TIME

Notice is hereby given that the 2024 Special Meeting of Stockholders (the “Special Meeting”) of Sharps Technology, Inc., a Nevada corporation (the “Company”), will be held on Monday, October 7, 2024, at 10:00 a.m., Eastern Time via a live webcast on the Internet. You will be able to virtually attend the Special Meeting online and vote during the Special Meeting by visiting www.virtualshareholdermeeting.com/STSS2024SM2 during the meeting. Only stockholders of record of our common stock on August 13, 2024 (the “Record Date”) will be entitled to vote at the Special Meeting and any adjournments, continuations or postponements thereof that may take place. We are holding the Special Meeting for the following purpose, which is more fully described in the accompanying proxy statement:

1.	To approve a proposal to authorize the Company’s Board of Directors (the “Board”), in its discretion at any time within one year after stockholder approval is obtained, to amend the Company’s Articles of Incorporation to effect a reverse stock split of shares of the Company’s common stock, within a range of 1-for-8 up to 1-for-22, with the exact ratio to be determined by the Company’s Board and included in a public announcement (the “Reverse Stock Split Proposal”).

Please be advised, at the Company’s previous special meeting, held on July 15, 2024, the Company had made a proposal to its stockholders to effectuate a Reverse Stock Split, at a ratio not to exceed 1-for-8, in which the Board had discretion to effectuate such Reverse Stock Split for up to one year. While this ratio was approved at the Company’s previous special meeting, the Company believes it is in the best interest of the Company’s stockholders to approve a new proposal whereby the ratio in which the Company may effectuate the Reverse Stock Split shall be within a range of 1-for-8 up to 1-for-22, in order to assist the Company in maintaining long term bid price compliance.

Stockholders are referred to the proxy statement accompanying this notice for more detailed information with respect to the matters to be considered at the Special Meeting. After careful consideration, the Board has determined that the proposal listed above is in the best interest of the Company and its stockholders and has approved such proposal. The Board recommends a vote FOR the Reverse Stock Split Proposal (Proposal 1).

The Board has fixed the close of business on August 13, 2024, as the Record Date for Special Meeting. Only stockholders of record on the Record Date are entitled to receive notice of the Special Meeting and to vote at the Special Meeting or at any postponement(s), continuations(s), or adjournment(s) of the Special Meeting. A complete list of registered stockholders entitled to vote at the Special Meeting will be available for inspection at our offices during regular business hours for the 10 calendar days prior to the Special Meeting and online during the Special Meeting.

YOUR VOTE AT THE SPECIAl MEETING IS IMPORTANT.

Whether or not you plan to attend the Special Meeting online, we urge you to vote your shares by following the instructions in the Notice of Internet Availability of Proxy Materials that you previously received and submit your proxy as promptly as possible by Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the Special Meeting.

On behalf of our entire board of directors, we thank you for your continued support.

By order of the Board of Directors,

/s/ Robert M. Hayes
Robert M. Hayes
Chief Executive Officer

Melville, New York
August 19, 2024

PRELIMINARY COPIES FILED PURSUANT TO RULE 14a-6(a).

SHARPS TECHNOLOGY, INC.

105 Maxess Road

Suite 124

Melville, NY 11747

Telephone: (631) 574-4436

PROXY STATEMENT FOR SHARPS TECHNOLOGY, INC.

2024 SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 7, 2024

Unless the context otherwise requires, references in this proxy statement to “we,” “us,” “our,” the “Company” or “Sharps” refer to Sharps Technology, Inc., a Nevada corporation and its consolidated subsidiaries as a whole. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock, par value $0.0001 per share (the “Common Stock”).

The accompanying proxy is solicited by the board of directors of the Company (the “Board”) on behalf of Sharps Technology, Inc. to be voted at the Company’s 2024 Special Meeting of Stockholders (the “Special Meeting”) to be held on Monday, October 7, 2024, and at any adjournment, continuation or postponement thereof, for the purposes set forth in the accompanying Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”). The Special Meeting will be held virtually via a live webcast on the Internet on Monday, October 7, at 10:00 a.m., Eastern Time.

If you held shares of our Common Stock at the close of business on August 13, 2024 (the “Record Date”), you are invited to attend the Special Meeting virtually at www.virtualshareholdermeeting.com/STSS2024SM2 and if you held shares of our Common Stock at the close of business on the Record Date, you are invited to vote on the proposal described in this proxy statement.

On or about September 6, 2024, we intend to begin sending to our stockholders entitled to vote the Important Notice Regarding the Availability of Proxy Materials containing instructions on how to access our proxy statement for the Special Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON OCTOBER 7, 2024

This proxy statement, the notice of the Special Meeting and our form of proxy card are available for viewing, printing and downloading at www.proxyvote.com. To view these materials please have your 16-digit control number(s) available that appears on your Internet Availability Notice or proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2023, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investors” section of our website at www.sharpstechnology.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request or email to:

Attention: Secretary

info@sharpstechnology.com

Sharps Technology, Inc.

105 Maxess Road, Ste. 124

Melville, NY 11747

Telephone: (631) 574-4436

Exhibits will be provided upon written request or email and payment of an appropriate processing fee.

2

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” By using the methods discussed below, you will be appointing Robert M. Hayes and Andrew R. Crescenzo as your proxies. The proxies will vote on your behalf, and will have the authority to appoint a substitute to act as proxy. If you are unable to attend the Special Meeting, please vote by proxy so that your shares may be voted.

What is a proxy statement?

A proxy statement is a document that regulations of the Securities and Exchange Commission (“SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Special Meeting.

What is the purpose of the Special Meeting?

At the Special Meeting, stockholders will act upon the following proposal:

1.	To approve a proposal to authorize the Company’s Board of Directors (the “Board”), in its discretion at any time within one year after stockholder approval is obtained, to amend the Company’s Articles of Incorporation to effect a reverse stock split of shares of the Company’s common stock, within a range of 1-for-8 up to 1-for-22, with the exact ratio to be determined by the Company’s Board and included in a public announcement (the “Reverse Stock Split Proposal”).

Why is the company soliciting my proxy?

The Board of Directors of the Company (the “Board”) is soliciting your proxy to vote at the Special Meeting to be held virtually via live audio webcast, on Monday, October 7, 2024, at 10:00 am, Eastern Time at www.virtualshareholdermeeting.com/STSS2024SM2 and any adjournments, continuations or postponements of the meeting, which we refer to as the Special Meeting. This proxy statement summarizes the purposes of the meeting and the information you need to know to vote at the Special Meeting.

We have made available to you on the Internet or have sent you this proxy statement, the Notice of 2024 Special Meeting of Stockholders and the proxy card because you owned shares of our Common Stock on August 13, 2024, or the Record Date. We will commence distribution of the Important Notice Regarding the Availability of Proxy Materials, which we refer to throughout this proxy statement as the Internet Availability Notice, and, if applicable, the proxy materials, to stockholders on or about September 6, 2024.

3

What is the record date and what does it mean?

The Record Date to determine the stockholders entitled to notice of and to vote at the Special Meeting is the close of business on August 13, 2024. The Record Date is established by the Board as required by Nevada law. On the Record Date, 28,590,509 shares of Common Stock were issued and outstanding and entitled to vote. Our Common Stock and our Series B preferred Stock are our only classes of outstanding voting stock.

Who can vote?

If on the Record Date your shares of our Common Stock were registered directly in your name with our transfer agent, VStock Transfer LLC, then you are a stockholder of record.

If on the Record Date your shares were held not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Internet Availability Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.

You do not need to attend the Special Meeting to vote your shares. Shares represented by valid proxies, received in time for the Special Meeting and not revoked prior to the Special Meeting, will be voted at the Special Meeting. For instructions on how to change or revoke your proxy, see “May I change or revoke my proxy?” below.

What are the voting rights of the stockholders?

Each share of our Common Stock outstanding as of the record date is entitled to one vote per share on all matters properly brought before the Special Meeting.

Why are you holding a virtual Special Meeting?

Our 2024 Special Meeting will be held in a virtual meeting format only. We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication. For example, the virtual format allows stockholders to communicate with us in advance of, and during, the Special Meeting so they can submit questions to our Board or management, as time permits.

How do I access the virtual Special Meeting?

The live audio webcast of the Special Meeting will begin promptly at 10:00 a.m., Eastern Time. Online access to the audio webcast will open 15 minutes prior to the start of the Special Meeting to allow time for you to log in and test your device’s audio system. The virtual Special Meeting is running the most updated version of the applicable software and plugins. You should ensure you have a strong Internet connection wherever you intend to participate in the Special Meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Special Meeting.

4

To be admitted to the virtual Special Meeting, you will need to log in at www.virtualshareholdermeeting.com/STSS2024SM2 using the 16-digit control number found on the Internet Availability Notice or the proxy card previously mailed or made available to stockholders entitled to vote at the Special Meeting. Because the Special Meeting will be a completely virtual meeting, there will be no physical location for stockholders to attend.

Will I be able to ask questions and have these questions answered during the virtual Special Meeting?

Stockholders may submit questions for the Special Meeting after logging in. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/STSS2024SM2, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions before the start time of the meeting. Appropriate questions related to the business of the Special Meeting (the proposal being voted on) will be answered during the Special Meeting, as time permits. Additional information regarding the ability of stockholders to ask questions during the Special Meeting, related to rules of conduct and other materials for the Special Meeting will be available at www.virtualshareholdermeeting.com/STSS2024SM2.

What happens if there are technical difficulties during the Special Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Special Meeting, voting at the Special Meeting or submitting questions at the Special Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting login page.

How do I vote and will my shares be voted if I do not vote?

If you are a stockholder of record, there are four ways to vote:

(1)	By Internet at www.proxyvote.com 24 hours a day, seven days a week, until 11:59 p.m., Eastern Time on October 4, 2024 (have your 16-digit stockholder control number, which can be found on your proxy card, in hand when you access the website);

(2)	By toll-free telephone at 1-800-690-6903, until 11:59 p.m., Eastern Time on October 4, 2024 (have your 16-digit stockholder control number, which can be found on your proxy card, in hand when you call);

(3)	If you received our proxy materials in the mail, you can complete, sign and date the included proxy card and return the proxy card in the prepaid envelope provided; or

(4)	Online during the Special Meeting at www.virtualshareholdermeeting.com/STSS2024SM2. You will need your 16-digit stockholder control number, which can be found on your proxy card, in hand when you vote online during the Special Meeting.

Whether you plan to attend the Special Meeting or not, we urge you to vote by proxy. By completing and submitting a proxy, you will direct the designated persons (known as “proxies”) to vote your stock at the Special Meeting in accordance with your instructions. The Board has appointed Robert M. Hayes, our Chief Executive Officer, and Andrew R. Crescenzo, our Chief Financial Officer, to serve as the proxies for the Special Meeting. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via the Internet or telephone. You may specify whether your shares should be voted FOR, AGAINST or ABSTAIN with respect to the proposal.

In order to be counted, proxies submitted by telephone, Internet or by mail, and must be received by 11:59 p.m., Eastern Time on October 4, 2024. Proxies submitted by U.S. mail must be received before the start of the Special Meeting.

5

Your proxy will be voted according to your instructions. If you are a stockholder of record and do not vote via the Internet or telephone or by returning a signed proxy card, your shares will not be voted unless you virtually attend the Special Meeting and vote your shares online. If you vote via the Internet or telephone and do not specify contrary voting instructions, your shares will be voted in accordance with the recommendations of our Board on all matters, and in the discretion of proxy holders as to any other matters that may properly come before the meeting or any adjournment, continuation or postponement thereof. Similarly, if you sign and submit your proxy card with no instructions, your shares will be voted in accordance with the recommendations of our Board on all matters, and in the discretion of proxy holders as to any other matters that may properly come before the meeting or any adjournment, continuation or postponement thereof. We know of no other business to be considered at the Special Meeting.

If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to stockholders owning shares through certain banks and brokers.

We encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Special Meeting and in the manner you desire. A “broker non-vote” will occur if your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority. Under the rules that govern brokers who are voting with respect to shares that are held in street name, the bank, broker or other nominee that holds your shares has the discretion to vote such shares on “routine” matters, but not on “non-routine” matters.

Who counts the votes?

All votes will be tabulated by the inspector of election appointed for the Special Meeting. The proposal will be tabulated separately.

How does the Board recommend I vote on the proposal?

The Board recommends you vote:

●	“FOR” the Reverse Stock Split.

If any other matter is presented at the Special Meeting, your proxy provides that your shares will be voted by one or both of the proxy holders listed in the proxy in accordance with their best judgment. At the time this proxy statement was first made available, we knew of no matters that needed to be acted on at the Special Meeting, other than those discussed in this proxy statement.

6

May I change or revoke my proxy?

If you give us your proxy, you may change or revoke it at any time before 11:59 p.m., Eastern Time on October 4, 2024. You may change or revoke your proxy in any one of the following ways:

●	if you received a proxy card, by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

●	by re-voting by Internet or by telephone as instructed above;

●	by notifying the Company’s Secretary in writing before the Special Meeting that you have revoked your proxy; or

●	by attending the Special Meeting and voting virtually. Attending the Special Meeting virtually will not in and of itself revoke a previously submitted proxy. You must specifically request at the Special Meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card, is the vote that will be counted.

What if I receive more than one notice or proxy card?

You may receive more than one Internet Availability Notice or proxy card if you hold shares of Common Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How do I vote and will my shares be voted if I do not vote?” for each account to ensure that all of your shares are voted.

What is a “quorum” and what constitutes a quorum for the Special Meeting?

A quorum is the minimum number of shares required to be present or represented by proxy at the Special Meeting to properly hold a meeting of stockholders and conduct business under our bylaws and Nevada law. The presence, in person (which would include presence at a virtual meeting) or represented by proxy, of the majority of the voting power of the stock issued, outstanding and entitled to vote at the Special Meeting will constitute a quorum at the Special Meeting. Abstentions and broker non-votes will be counted as shares present and entitled to vote for the purposes of determining a quorum for the Special Meeting.

What vote is required to approve each proposal and how are votes counted?

The following table sets forth the voting requirement with respect to the proposal:

For The Proposal:	The Proposal and any other business that may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting, the affirmative vote of a majority of the shares outstanding is required for approval. Abstentions and “broker non-votes” are not treated as cast either for or against the proposal or other business, and therefore will not affect the outcome of the vote, unless the broker votes such broker non-vote shares pursuant to its discretion.

Is voting confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election and representatives of Broadridge Investor Communication Solutions, Inc., examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or that you otherwise provide.

7

Where can I find the voting results of the Special Meeting?

The preliminary voting results will be announced at the Special Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Special Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Special Meeting?

No. None of the stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Special Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

The Company will pay the cost of soliciting proxies for the Special Meeting. The Company has engaged  [_______] to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay [____] a fee of $[____]. The Company will reimburse [____] for reasonable out-of-pocket expenses and will indemnify [____] and its affiliates against certain claims, liabilities, losses, damages, and expenses. The Company will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of the Company’s Shares for their expenses in forwarding soliciting materials to beneficial owners of Shares and in obtaining voting instructions from those owners. The Company’s directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Are there any other matters to be acted upon at the Special Meeting?

Management does not intend to present any business at the Special Meeting for a vote other than the matters set forth in the Internet Availability Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Special Meeting, it is the intention of the persons named in the form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Who can help answer my additional questions about the proposal or the other matters discussed in this proxy statement?

If you have questions about the proposal or other matters discussed in this proxy statement, you may contact the Company by mail or email at Sharps Technology, Inc., 105 Maxess Road, Suite 124, Melville, NY 11747, Attention: Secretary, info@sharpstechnology.com.

Attending the Special Meeting

The Special Meeting will be held at 10:00 a.m., Eastern Time on Monday, October 7, 2024. This year, our Special Meeting will be held in a virtual meeting format only.

To attend the virtual Meeting, go to www.virtualshareholdermeeting.com/STSS2024SM2 shortly before the meeting time, and follow the instructions for downloading the webcast. If you miss the Special Meeting, you can view a replay of the webcast at the same location for at least six months after the meeting. You need not attend the Special Meeting in order to vote.

Householding of Special Disclosure documents

SEC rules concerning the delivery of annual disclosure documents allow us or your broker to send a single Internet Availability Notice or, if applicable, a single set of our proxy materials to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our Internet Availability Notices, annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If your household received a single Notice or, if applicable, a single set of proxy materials this year, but you would prefer to receive your own copy, please contact Broadridge Financial Solutions, Inc., either by calling (866) 540-7095, or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you do not wish to participate in householding and would like to receive your own Internet Availability Notice or, if applicable, set of our proxy materials in future years, follow the instructions described below. Conversely, if you share an address with another stockholder and together both of you would like to receive only a single Internet Availability Notice or, if applicable, set of proxy materials, follow these instructions:

●	If your shares are registered in your own name, please contact Broadridge Financial Solutions, Inc., and inform them of your request either by calling (866) 540-7095, or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

●	If a broker or other nominee holds your shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

8

PROPOSAL 1

THE REVERSE STOCK SPLIT PROPOSAL

General

On October 26, 2023, the Board unanimously adopted resolutions approving, declaring advisable and recommending to our stockholders for their approval of an amendment (the “Amendment”) to our Articles of Incorporation (our “Charter”) to effect a reverse stock split with a ratio in the range of up to 1-for-4, with the exact ratio to be determined by our Board in its discretion at any time within one year after stockholder approval is obtained, to regain compliance with the $1.00 minimum bid price continued listing requirement), with respect to the issued and outstanding shares of our Common Stock (the “Reverse Stock Split”). The Reverse Stock Split will also affect outstanding options and warrants. Additionally, at the Company’s previous special meeting, held on July 15, 2024, the Company had made a proposal to its stockholders to effectuate a Reverse Stock Split, at a ratio not to exceed 1-for-8, in which the Board had discretion to effectuate such Reverse Stock Split for up to one year. While this ratio was approved at the Company’s previous special meeting, the Company feels it is in the best interest of the Company’s stockholders to propose to approve the ratio in which the Company may effectuate the Reverse Stock Split at a ratio of 1-for-8 (1:8) up to 1-for-22 (1:22), in order to assist the Company in maintaining long term bid price compliance. The exact ratio of the Reverse Stock Split will be determined by the Company’s Board and included in a public announcement.

For example, assuming the Company effectuates a Reverse Stock Split at the highest point of the range (i.e., 1-for-22), a stockholder that owns 100,000 shares of common stock before the reverse split would instead hold 4,545 shares of common stock immediately after the Revere Stock Split. If a reverse stock split is required to bring the Company into compliance with Nasdaq minimum price requirements, the Company will determine the exact ratio of the reverse stock split based on the Company’s stock price at such time. The Company may choose to use the larger range of the reverse stock split if they believe that the resulting stock price will be more attractive to the marketplace.

Approval of this proposal will grant our Board the authority, without further action by our stockholders, to carry out the Reverse Stock Split any time within one year after stockholder approval is obtained, with the exact exchange ratio and timing to be determined at the discretion of our Board and set forth in a public announcement. Even if our stockholders approve this proposal, our Board may determine in its discretion not to effect the Reverse Stock Split and to abandon the Amendment to implement the Reverse Stock Split prior to the time the Amendment is filed and becomes effective. In addition, our Board may determine to effect the Reverse Stock Split even if the trading price of our shares of our Common Stock is at or above $1.00 per share.

Background

Our Common Stock is currently listed on the Nasdaq Capital Market under the symbol “STSS.” The continued listing requirements of the Nasdaq Capital Market provide, among other things, that our Common Stock must maintain a closing bid price in excess of $1.00 per share. On July 12, 2023, we received written notice from the Nasdaq Stock Market LLC (“Nasdaq”) indicating that we were not in compliance with the $1.00 minimum bid price requirement for continued listing on the Nasdaq Capital Market, as set forth in Listing Rule 5550(a)(2). In accordance with Listing Rule 5810(c)(3)(A), we were provided a period of 180 calendar days, to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our Common Stock must meet or exceed $1.00 per share for a minimum of ten consecutive business days during this 180-day period. Further, on January 16, 2023, the Staff determined that the Company is eligible for an additional 180 calendar day period, or until July 8, 2024, to regain compliance. The Staff’s determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Capital Market with the exception of the bid price requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split, if necessary. However, if it appears to the Staff that the Company will not be able to cure the deficiency, the Staff will provide notice that its securities will be subject to delisting. If we do not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that our Common Stock will be subject to delisting. We would then be entitled to appeal Nasdaq’s determination, but there can be no assurance that Nasdaq would grant our request for continued listing.

Our Board determined that the continued listing of our Common Stock on the Nasdaq Capital Market is beneficial for our stockholders. The delisting of our Common Stock from the Nasdaq Capital Market would likely have very serious consequences for us and our stockholders. If our Common Stock is delisted from the Nasdaq Capital Market, our Board believes that the trading market for our Common Stock could become significantly less liquid, which could reduce the trading price of our Common Stock and increase the transaction costs of trading in shares of our Common Stock.

Approval of this proposal will grant our Board the authority, without further action by our stockholders, to carry out the Reverse Stock Split at any time within one year after stockholder approval is obtained, with the exact exchange ratio and timing to be determined at the discretion of our Board based on the stock price at such time.

Even if our stockholders approve this proposal, our Board may determine in its discretion not to effect the Reverse Stock Split.

9

Effective Time

If this proposal is approved and our Board determines to effect the Reverse Stock Split, we will file an Amendment with the Secretary of State of Nevada. The Reverse Stock Split will become effective at the time the Amendment is filed with the Secretary of State of Nevada and becomes effective, with the exact timing to be determined at the discretion of our Board.

If this proposal is approved, no further action on the part of stockholders would be required to either effect or abandon the Reverse Stock Split. If our Board does not implement the Reverse Stock Split within one year after stockholder approval is obtained, the authority granted in this proposal to implement the Reverse Stock Split will terminate and the Amendment to effect the Reverse Stock Split will be abandoned. Our Board reserves its right to elect not to proceed and abandon the Reverse Stock Split if it determines, in its sole discretion, that this proposal is no longer in the best interests of our stockholders.

Reasons for the Reverse Stock Split

The principal purpose of the Reverse Stock Split is to decrease the total number of shares of our Common Stock outstanding and proportionately increase the market price of our Common Stock above $1.00 per share in order to meet the continuing listing requirements of the Nasdaq Capital Market. Accordingly, our Board approved the Reverse Stock Split Proposal in order to help ensure that the share price of our Common Stock meets the continued listing requirements of the Nasdaq Capital Market. Our Board intends to effect the Reverse Stock Split since it believes that a decrease in the number of shares outstanding is in our and our stockholders’ best interests and is likely to improve the trading price of the shares of our Common Stock and improve the likelihood that we will be allowed to maintain our continued listing on the Nasdaq Capital Market. Our Board may determine to effect the Reverse Stock Split even if the trading price of our Common Stock is at or above $1.00 per share.

Board Discretion to Implement the Reverse Stock Split

Our Board believes that stockholder approval of a range of Reverse Stock Split ratios (rather than a single exchange ratio) is in the best interests of our stockholders because it provides our Board with the flexibility to achieve the desired results of the Reverse Stock Split and because it is not possible to predict market conditions at the time the Reverse Stock Split would be implemented. If stockholders approve this proposal, our Board would carry out a reverse stock split upon our Board’s determination that a Reverse Stock Split would be in the best interests of our stockholders at that time. Our Board would then set the ratio for the Reverse Stock Split within the range approved by stockholders and in an amount it determines is advisable and in the best interests of the stockholders considering relevant market conditions at the time the Reverse Stock Split is to be implemented. In determining the Reverse Stock Split ratio, following receipt of stockholder approval, our board of the directors may consider numerous factors including:

●	the historical and projected performance of our Common Stock;

●	general economic and other related conditions prevailing in our industry and in the marketplace;

●	the projected impact of the Reverse Stock Split ratio on trading liquidity in our Common Stock and our ability to maintain continued listing on the Nasdaq Capital Market;

●	our capitalization (including the number of shares of our Common Stock issued and outstanding);

●	the then-prevailing trading price for our Common Stock and the volume level thereof; and

●	the potential devaluation of our market capitalization as a result of the Reverse Stock Split.

Our Board intends to select a Reverse Stock Split ratio that it believes would be most likely to achieve the anticipated benefits of the Reverse Stock Split.

10

Certain Risks Associated with the Reverse Stock Split

Before voting on this proposal, stockholders should consider the following risks associated with effecting the Reverse Stock Split:

●	As noted above, the principal purpose of the Reverse Stock Split is to increase the market price of our Common Stock in order to increase the Company’s flexibility to meet the continuing listing requirements of the Nasdaq Capital Market. However, the Reverse Stock Split, if effected, may not increase the market price of our Common Stock in proportion to the reduction in the number of shares of our Common Stock outstanding, or at all. If the proposed Reverse Stock Split does result in an increase in the market price of our Common Stock, the increase may not be long-term or permanent. The market price of our Common Stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future growth and other factors detailed from time to time in the reports we file with the SEC. We cannot predict the effect that the Reverse Stock Split may have upon the market price of our Common Stock with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The total market capitalization of our Common Stock after the proposed Reverse Stock Split may be lower than the total market capitalization before the proposed Reverse Stock Split and, in the future, the market price of our Common Stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the proposed Reverse Stock Split.

●	Even if our stockholders approve the Reverse Stock Split and the Reverse Stock Split is effected, there can be no assurance that we will continue to meet the continued listing requirements of the Nasdaq Capital Market.

●	The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of Common Stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

●	Although our Board believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the Reverse Stock Split and the anticipated increase in the market price of Common Stock could encourage interest in our Common Stock and possibly promote greater liquidity for stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Principal Effects of the Reverse Stock Split

If the Reverse Stock Split is approved and effected with respect to our issued and outstanding Common Stock, each holder of Common Stock outstanding immediately prior to the effectiveness of the Reverse Stock Split will own a reduced number of shares of Common Stock upon effectiveness of the Reverse Stock Split. The Reverse Stock Split would be effected simultaneously for all outstanding shares of Common Stock at the same exchange ratio. Except for adjustments that may result from the treatment of fractional shares (as described below), the Reverse Stock Split would affect all stockholders uniformly and would not change any stockholder’s percentage ownership interest in us. The relative voting rights and other rights and preferences that accompany the shares of Common Stock and Series A Preferred Stock will not be affected by the Reverse Stock Split. Shares of Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and nonassessable.

The Reverse Stock Split will not affect the number of authorized shares of Common Stock. Although the Reverse Stock Split will not, by itself, have any immediate dilutive effect on stockholders, the proportion of shares owned by stockholders relative to the number of shares authorized for issuance will decrease because the number of authorized shares of Common Stock would remain unchanged. As a result, additional authorized shares of Common Stock would become available for issuance at such times and for such purposes as our Board may deem advisable without further action by stockholders, except as required by applicable law or stock exchange rules. To the extent that additional authorized shares of Common Stock are issued in the future, such shares could be dilutive to our existing stockholders by decreasing such stockholders’ percentage of equity ownership in us.

The Reverse Stock Split will have no effect on the number of authorized shares of preferred stock or the par value of the preferred stock.

11

Effect on the Equity Incentive Plans, Outstanding Options and Warrants

If the Reverse Stock Split is approved and effected, the total number of shares of Common Stock reserved for issuance under our equity incentive plans would be reduced in proportion to the ratio selected by our Board. The total number of shares of Common Stock reserved for issuance pursuant to outstanding but unexercised warrants would be reduced in proportion to the ratio selected by our Board.

Under the terms of our outstanding equity awards, options and warrants, the Reverse Stock Split would adjust and proportionately reduce the number of shares of Common Stock issuable upon exercise or vesting of such awards, options and warrants in the same ratio of the Reverse Stock Split and, correspondingly, would proportionately increase the exercise or purchase price, if any, of all such awards, options and warrants. The number of shares of Common Stock issuable upon exercise or vesting of outstanding equity awards, options and warrants and the exercise or purchase price related thereto, if any, would be equitably adjusted in accordance with the terms of the equity incentive plans or warrants, which may include rounding the number of shares of Common Stock issuable down to the nearest whole share.

Potential Anti-Takeover Effect

An additional effect of the Reverse Stock Split would be to increase the relative amount of authorized but unissued shares of Common Stock, which may, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the increased available shares might be to make more difficult or to discourage an attempt to take over or otherwise acquire control of us (for example, by permitting issuances that would dilute the stock ownership of a person or entity seeking to effect a change in the composition of our Board or contemplating a tender offer or other change in control transaction).

Our Board is not presently aware of any attempt, or contemplated attempt, to acquire control of us, and the Reverse Stock Split Proposal is not part of any plan by our Board to recommend or implement a series of anti-takeover measures.

Accounting Matters

The proposed amendment to our Articles of Incorporation will not affect the par value of our common stock. As a result, at the effective time of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced in the same proportion as the Reverse Stock Split ratio, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss will be restated for prior periods to conform to the post-Reverse Stock Split presentation.

Mechanics of the Reverse Stock Split

Effect on Registered “Book-Entry” Holders of our Common Stock

Holders of Common Stock hold some or all of their Common Stock electronically in book-entry or “street name” form under the direct registration system for securities. These stockholders will not have stock certificates evidencing their ownership. They are, however, provided with a statement reflecting the number of shares of Common Stock registered in their accounts. If you hold registered Common Stock in book-entry form, you do not need to take any action to receive your post-split shares, if applicable.

Fractional Shares

We will not issue fractional shares in connection with the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the Reverse Stock Split ratio will automatically be entitled to receive an additional fraction of a share of common stock to round up to the next whole share. In any event, cash will not be paid for fractional shares.

12

No Dissenters’ or Appraisal Rights

Our stockholders are not entitled to any dissenters’ or appraisal rights with respect to the Reverse Stock Split, and we will not independently provide stockholders with any such right.

Certain U.S. Federal Income Tax Considerations of the Reverse Stock Split

The following summary describes, as of the date of this proxy statement, certain U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary addresses the tax consequences only to a U.S. holder, which is a beneficial owner of our common stock that is either:

●	an individual citizen or resident of the United States;

●	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust, if: (i) a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons has the authority to control all of its substantial decisions or (ii) it was in existence before August 20, 1996 and a valid election is in place under applicable Treasury regulations to treat such trust as a U.S. person for U.S. federal income tax purposes

This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial authority, all as in effect as of the date of this proxy statement. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the Reverse Stock Split.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, persons whose functional currency is not the U.S. dollar, partnerships or other pass-through entities, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging transaction,” “conversion transaction” or other integrated investment transaction for federal income tax purposes or (iii) persons that do not hold our common stock as “capital assets” (generally, property held for investment). This summary does not address backup withholding and information reporting. This summary does not address U.S. holders who beneficially own common stock through a “foreign financial institution” (as defined in Code Section 1471(d)(4)) or certain other non-U.S. entities specified in Code Section 1472. This summary does not address tax considerations arising under any state, local or foreign laws, or under federal estate or gift tax laws.

If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

Each holder should consult his, her or its own tax advisors concerning the particular U.S. federal tax consequences of the Reverse Stock Split, as well as the consequences arising under the laws of any other taxing jurisdiction, including any foreign, state, or local income tax consequences.

13

General Tax Treatment of the Reverse Stock Split

The Reverse Stock Split is intended to qualify as a “reorganization” under Section 368 of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Reverse Stock Split qualifies as a reorganization, a U.S. holder generally will not recognize gain or loss upon the exchange of our ordinary shares for a lesser number of ordinary shares, based upon the Reverse Stock Split ratio. A U.S. holder’s aggregate tax basis in the lesser number of ordinary shares received in the Reverse Stock Split will be the same such U.S. holder’s aggregate tax basis in the shares of our common stock that such U.S. holder owned immediately prior to the Reverse Stock Split. The holding period for the ordinary shares received in the Reverse Stock Split will include the period during which a U.S. holder held the shares of our common stock that were surrendered in the Reverse Stock Split. The United States Treasury regulations provide detailed rules for allocating the tax basis and holding period of the shares of our common stock surrendered to the shares of our common stock received pursuant to the Reverse Stock Split. U.S. holders of shares of our common stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

THE FOREGOING IS INTENDED ONLY AS A SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Required Vote

Approval of the Reverse Stock Split Proposal requires the affirmative vote of the holders of a majority in voting power of our capital stock entitled to vote thereon. Abstentions will have no effect on the Reverse Stock Split Proposal as will broker non-votes, unless the broker uses his discretion to vote the broker non-vote shares.

OUR BOARD RECOMMENDS A VOTE “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

14

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of August 13, 2024, with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than ten (10%) percent; (ii) each of our executive officers and directors; and (iii) our directors and executive officers as a group.

The table lists applicable percentage ownership based on 28,590,509 shares of common stock outstanding as of August 13, 2024. In addition, under the rules beneficial ownership include shares of our common stock issuable pursuant to the exercise of stock options and warrants that are either immediately exercisable or exercisable within 60 days of August 13, 2024. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Except as otherwise noted below, the address for persons listed in the table is c/o Sharps Technology, Inc, 105 Maxess Road, Ste. 124, Melville, New York 11747.

		Amount and
		Nature of
		Beneficial
Name and Address of Beneficial Owner(1)(2)	Title of Class	Ownership	Percent of Class(3)
Robert M. Hayes (1)	Common	566,886	2.0%
Andrew R. Crescenzo (2)	Common	126,347	*
Dr. Soren Bo Christiansen (3)	Common	565,157	2.0%
Paul K. Danner (4)	Common	358,180	1.2%
Timothy J. Ruemler (5)	Common	1,395,004	4.8%
Brenda Baird Simpson (6)	Common	161,900	*
Jason L. Monroe (7)	Common	164,757	*
All directors and current executive officers as a group 7 persons)	Common	3,338,231	11.0%

*	Less than 1%.

(1)	Represents 471,004 shares underlying options.

(2)	Includes 110,847 shares underlying options.

(3)	Includes 408,014 shares underlying options.

(4)	Includes 358,180 shares underlying options.

(5)	Includes 333,329 shares underlying options.

(6)	Includes 161,900 shares underlying options.

(7)	Includes 161,900 shares underlying options.

15

Other Business

The Board knows of no other matters to be brought before the Special Meeting. However, if other matters should come before the Special Meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her own judgment on such matters.

Delivery of Stockholder Documents; Householding

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Solicitation of Proxies; Payment of Solicitation Expenses

The Company is providing these proxy materials in connection with the solicitation by its Board of Directors of proxies to be voted at our Special Meeting. The Company will bear all expenses incurred in connection with the solicitations of proxies. In addition to the solicitation of proxies by mail, the Company may ask brokers and bank nominees to solicit proxies from their principals and will pay the brokers and bank nominees their expenses for the solicitation. The Company’s directors, officers and employees also may solicit proxies by mail, telephone, electronic or facsimile transmission or in person.

Adjournments and Postponements

Although it is not currently expected, the meeting may be adjourned on one or more occasions for the purpose of soliciting additional proxies if a quorum is not present at the meeting. An adjournment generally may be made with the affirmative vote of the owners of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote thereon if no quorum is present or, if a quorum is present, with the majority of the votes cast. Any adjournment of the meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the meeting as adjourned.

OTHER MATTERS

The persons designated to vote shares covered by our proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the Special Meeting or any adjournment, continuation or postponements thereof. Our Board knows of no other business which will be presented to the Special Meeting. If any other business is properly brought before the Special Meeting, proxies will be voted in accordance with the judgment of the persons named therein.

WHERE YOU CAN FIND MORE INFORMATION

This proxy statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request by email, without charge. Requests for such documents should be directed to Sharps Technology, Inc., Attention: Secretary, 105 Maxess Road, Ste. 124 Melville, NY 11747. Please note that additional information can be obtained from our website at www.sharpstechnology.com.

16

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office 100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call (202) 551-8090 for further information on the operations of the public reference facilities.

By	Order of the Board of Directors,

/s/ Robert M. Hayes
Robert M. Hayes
Chief Executive Officer

17